UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: April 29, 2013

(Date of earliest event reported)

Arête Industries, Inc.

(Exact name of registrant as specified in its charter)

COLORADO	33-16820-D	84-1508638
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7260 Osceola Street

Westminster, Colorado 80030

(Address of principal executive offices) (Zip Code)

(303) 427-8688

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT, ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On April 29, 2013, Arête Industries, Inc. (the “Registrant”) executed a promissory note (the “Note”) under which the Registrant agreed to pay Apex Financial Services Corp, a Colorado corporation (the “Note Holder”), the principal sum of $1,000,000, with interest accruing at an annual rate of 7.5%, with principal and interest due on May 31, 2014. The Registrant also agreed to assign 75% of its operating income from its oil and gas operations and any lease or well sale or any other assets sales to the Note Holder to secure the debt. The Note Holder is 100% owned by the CEO, director, and shareholder of the Registrant, Nicholas L. Scheidt. The Registrant borrowed the full amount of principal on the Note, and also paid a loan fee of $10,000 on the Note. In the event of default on the Note and failure to cure the default in ten days, the Note Holder may accelerate payment and the annual interest rate on the Note will accrue at 18%. Default includes failure to pay the Note when due or if the Registrant borrows any other monies or offers security in the Registrant or in the collateral securing the Note prior to the Note being paid in full. The Exhibit 10.12 is the full text of the Note attached hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The Exhibits listed below are furnished as Exhibits to this Current Report on Form 8-K.

Exhibit No.	Description

10.12	Promissory Note dated April 2, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARÊTE INDUSTRIES, INC.

	By:	/s/ Donald W. Prosser
	Name:	Donald W. Prosser
Date: May 3, 2013	Title:	Chief Financial Officer